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                                                                   EXHIBIT 10.22

                                    SUBLEASE

            THIS SUBLEASE is made and entered into as of the 10th day of April, 1997, by and between DUPECH, INC., a Delaware corporation herein referred to as "Dupech", and RESERVE COAL PROPERTIES COMPANY, a Delaware corporation herein referred to as "Reserve" (Dupech and Reserve are referred to collectively as "Sublessor"), and PATRIOT MINING COMPANY, INC., a West Virginia corporation having a business address of P.O. Box 4360, Star City, West Virginia 26504, herein referred to as "Sublessee".

            WHEREAS, by Agreement and Lease dated March 30, 1959, of record in the office of the Clerk of the County Commission of Harrison County, West Virginia in Deed Book No. 920, at page 49 (and also of record in the Marion County Clerk's office in Deed Book No. 697, at page 98, and in the Doddridge County Clerk's office in Deed Book No. 147, at page 318) (which Agreement and Lease is hereinafter referred to as "the Original Lease", a copy of which has been provided to Sublessee and is made a part hereof by this reference), Guy Corporation, a West Virginia corporation, Virginia A. Tetrick, a widow, Willis
G. Tetrick, Jr. and Helen V. Tetrick, his wife, Margaret Anne Tetrick, single, and Catherine Tetrick Sutton and M.Y. Sutton, her husband ("the Original Lessors" who, together with their successors-in-interest, are sometimes referred to collectively as "the Lessors") leased unto Consolidation Coal Company ("the Original Lessee") certain tracts of the Pittsburgh or Nine Foot vein or seam of coal situate in Harrison, Doddridge and Marion Counties, West Virginia ("the Leased Premises"), all as more particularly described in the Original Lease;

            WHEREAS, by virtue of various supplemental agreements and assignments (including but not necessarily limited to those instruments identified on Exhibit A, copies of

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which have been provided to Sublessee, which, together with the Original Lease, are collectively referred to as "the Lease"), the Original Lease has been expanded so as to include additional coal properties, and the leasehold estate originally vested in the Original Lessee is now vested in Sublessor; and

            WHEREAS, Sublessor and Sublessee have agreed to a sublease of a portion of the Leased Premises and have entered into this Sublease in order to memorialize their agreements.

            NOW, THEREFORE, WITNESSETH: That for and in consideration of the premises and other good and valuable consideration, Sublessor and Sublessee hereby covenant and agree as follows:

            1. GRANT. Subject to the receipt of written consent of the Lessors, if such consent is required under the Original Lease as supplemented or amended, (the responsibility for diligently pursuing and obtaining which is hereby assumed by Sublessee) (which consent, if required under the Original Lease as supplemented or amended, must be provided in writing to Sublessor within one year from the date of this Sublease and which consent shall not be given by the Lessors upon conditions which change or affect the Sublessor's rights or obligations under the Original Lease as supplemented or amended or this Sublease), Sublessor hereby grants, demises, subleases and sublets unto Sublessee, for the term(s) hereinafter specified, all of Sublessor's right, title and interest in and to the Pittsburgh seam or vein of coal which is mineable and removable from those certain tracts or parcels of land containing 3694 acres, more or less, situate in Harrison County, West Virginia, ("the Sublease Premises") and which are shown in yellow on the map attached hereto as Exhibit B, together with any and all mining rights and privileges vested in Sublessor pursuant to the Lease. Sublessor further grants to Sublessee the right to transport through the Sublease Premises coal

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mined from other properties; provided that all wheelage payments owing to the
Lessors under the Lease for the exercise of such right shall be paid to Sublessor by Sublessee, without right of recoupment.

            There is expressly excepted from this Sublease, and reserved to Sublessor, all of the coal and mining rights and other minerals, if any, not specifically subleased herein ("the Reserved Minerals"), together with the right to mine and remove the Reserved Minerals by operations which do not materially interfere with Sublessee's mining operations to be performed hereunder. It is understood and agreed by Sublessee that the rights and privileges hereby granted to Sublessee shall be construed and limited to such rights and privileges as Sublessor possesses and has the lawful right to sublease; and no other rights and privileges are subleased or granted hereby.

            2. SUBLESSEE'S OPERATIONS. Sublessee covenants and agrees that it will, at its expense, apply for and diligently pursue all permits, licenses and approvals required by law to mine and remove the coal hereby subleased; and, subject to matters beyond the control of Sublessee, Sublessee will have secured all requisite permits for such mining by the end of the Initial Term as hereinafter provided. Once all requisite permits have been obtained, Sublessee shall expeditiously commence and diligently conduct mining operations on and in the Sublease Premises in a good and workmanlike manner and in such a manner as will recover the maximum quantity of merchantable and mineable coal therefrom. Sublessee's operations will, at all times, comply with the duties and obligations of the lessee under the Lease. Subject to market conditions beyond the control of Sublessee, Sublessee's mining operations will achieve a minimum annual production of 250,000 tons of Pittsburgh coal from the Sublease Premises, or from adjacent property owned, leased or controlled by Sublessee.

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            Sublessee shall, prior to commencement of mining hereunder, submit in triplicate to Sublessor for approval, which approval shall not be unreasonably withheld, Sublessee's proposed mining plans. If no specific objection to such proposed plan is made by Sublessor within 30 days, then the plan shall be deemed to have been approved by Sublessor.

            3. TERM. The term of this Sublease shall be for Five (5) years, commencing upon the date of execution of this Sublease ("the Initial Term"), subject to extension or termination as hereinafter provided. If, at the end of the Initial Term, Sublessee has secured all requisite mining permits and has commenced mining operations hereunder, or on adjacent property owned, leased or controlled by Sublessee, but all merchantable and mineable coal contained in the Sublease Premises has not been removed, and provided that Sublessee has achieved and is maintaining a minimum annual production of 250,000 tons of Pittsburgh coal, then Sublessee, at its option, may extend the term of this Sublease from year to year thereafter ("the Extended Term") until all of the mineable and merchantable Pittsburgh coal has been mined and removed from the Sublease Premises, or until expiration of the Lease, whichever first occurs. If Sublessee desires to extend this Sublease for an Extended Term, Sublessee shall give notice in writing to Sublessor of its intent to extend at least sixty (60) days prior to the expiration of the Initial Term or the then current Extended Term. If Sublessee is unable to obtain all requisite mining permits within one year from the date of execution of this Sublease, which requisite permits Sublessee covenants and agrees to diligently pursue, and Sublessee notifies Sublessor in writing of its intent to terminate this Sublease, then this Sublease shall terminate.

            4. ADVANCE MINIMUM ROYALTY PAYMENTS. During the Initial Term of this Sublease, Sublessee shall pay to Sublessor a total recoupable Advance Minimum Royalty of $1,500,000, payable as follows: a) upon execution of this Sublease, the sum of

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$100,000; b) upon the first anniversary date of this Sublease, the sum of
$200,000; c) upon the second anniversary date of this Sublease, the sum of $300,000; d) upon the third anniversary date of this Sublease, the sum of $400,000; e) and upon the fourth anniversary date of this Sublease, the sum of $500,000. Such recoupable Advance Minimum Royalty payments due during the Initial Term shall not be delayed or avoided because of force majeure or surrender or termination of the Sublease, unless this Sublease is terminated pursuant to Section 3 above.

            During the Extended Term of this Sublease, Sublessee shall pay unto Sublessor, beginning on the first day of the Extended Term and continuing on each anniversary date thereafter, an annual recoupable Advance Minimum Royalty in the amount of $300,000 for each year of the Extended Term that this Sublease continues in effect.

            Upon commencement of mining operations hereunder, Sublessee shall have the right to reimburse itself, from the applicable Earned Royalty (but not from wheelage payments due to the Lessors under the Lease), for all such recoupable Advance Minimum Royalty payments theretofore accumulated and carried forward, by mining free from Earned Royalty, a sufficient quantity of coal so as to recoup all such Advance Minimum Royalty payments. It is understood that Sublessee shall not be entitled to a refund of Advance Minimum Royalty payments if for any reason Sublessee does not exhaust its credit for Advance Minimum Royalty hereunder.

            If, at any time prior to the expiration or termination of this Sublease, Sublessee shall have paid unrecouped Advance Minimum Royalty in an aggregate amount which exceeds the Earned Royalty which would be due on the merchantable and mineable Pittsburgh coal then remaining in place in the Sublease Premises, then Sublessee shall be relieved from the obligation of continuing to make Advance Minimum Royalty payments for so long as the aggregate

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unrecouped Advance Minimum Royalty payments exceed the Earned Royalty due, at their applicable rates, on the remaining unmined merchantable and mineable Pittsburgh coal.

            5. EARNED ROYALTY PAYMENTS. Sublessee also agrees to pay, or credit against Advance Minimum Royalty payments made, to Sublessor for all coal mined and removed by Sublessee from the Sublease Premises: (a) an Earned Royalty of Three and One-Half percent (3.5%) of the gross sales price per ton, F.O.B. mine; and (b) the earned royalty payable by Sublessor to the successors-in-interest of the Original Lessors under the Lease (which earned royalty is equal to twenty-five cents (25(cent)) per ton prior to January 1, 2003, and thrEe percent (3.0%) of the gross sales price per ton thereafter). Sublessor and Sublessee covenant and agree that the term "gross sales price", as used in this Sublease, shall have the same meaning as it has in the Lease. Sublessor and Sublessee agree that neither Sublessor, Consolidation Coal Company nor any subsidiary may purchase any coal mined hereunder or control the operations of Sublessee hereunder. If Sublessor gives notice to Sublessee in writing that, in Sublessor's reasonable judgment, a particular purchaser is not a bona fide purchaser of coal mined by Sublessee from the Sublease Premises, Sublessor may elect to substitute for the gross selling price reported by Sublessee the prevailing market price of such coal, F.O.B. mine, based upon recent sales by Sublessee of coat of comparable quality to bona fide purchasers. For any coal consumed on or off the premises without sale by Sublessee, the gross selling price for the purpose of computing the royalty shall be the prevailing market price, F.O.B. mine, as described above, of such coal at the time of shipment from the Sublease Premises, or, if used on the Sublease Premises, at the time of use.

            6. PAYMENT OF EARNED ROYALTY.Earned Royalty shall be accounted for and paid to Sublessor (50% to Dupech and 50% to Reserve as provided below)

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without the necessity for previous demand therefor on or before the twenty-fifth
(25th) day of the month next following the calendar month during which the coal was mined and removed by Sublessee. Interest shall accrue at the rate of 1-1/2% per month on each late payment of Earned Royalty and Advance Minimum Royalty due to Sublessor hereunder; provided that in no event shall the interest rate applicable to late payments exceed the maximum rate permissible by law.

            Sublessee shall also furnish to each Sublessor or Sublessor's agent, with each payment of Earned Royalty, a report showing (i) the quantity of coal mined from the Sublease Premises during the preceding calendar month, using certified scale weights or such other method acceptable to Sublessor, (ii) the gross sales price received by Sublessee for such coal, and (iii) such other documentation that may be reasonably requested by Sublessor to confirm any payment or calculation hereunder. The additional methods used to calculate weights may include, but are not limited to, determining by planimeter tonnage from 6 month mine maps as submitted by Sublessee, or measurements by Sublessee using prudent engineering practices for areas mined, volume displacement, surveys of coal pits, measurements of coal density, and sales books and accounts of the Sublessee. Sublessor shall have the right, at its expense and risk, during normal business hours to audit such books or records of Sublessee as necessary to confirm the accuracy of such Earned Royalty payments. All such books and records which are made available to Sublessor by Sublessee shall be maintained as confidential by Sublessor. Sublessee shall not be required to pay Earned Royalty to Sublessor with respect to any portion of the Sublease Premises which a court of last resort determines is owned or controlled by a third party rather than Sublessor.

            In the event any party (exclusive of the Lessor or a party claiming under the Lessor asserts any claim or title to the Sublease Premises superior to Sublessor, the Sublessor

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shall cooperate with Sublessee in Sublessee's prosecution of an action to quiet title until resolution thereof. The Sublessee may pay all royalties into an escrow account jointly established by Sublessor and Sublessee until such resolution is confirmed. Any sums paid in escrow by Sublessee together with any interest earned shall be deemed payment of royalties or other sums due hereunder. In the event that the Sublessor's ownership interest in Sublease Premises is less than the interest represented, then the actual interest owned shall be used to calculate the royalties; and the Sublessor shall reimburse Sublessee for any amount previously paid which exceeds the amount which would have been paid had the royalties been based on the actual interest.

            All payments of Advance Minimum Royalty, Earned Royalty and wheelage payments due from Sublessee to Sublessor hereunder shall be made to Sublessor as follows:

                    (a)   Fifty percent (50%) to Dupech at
                          P. O. Box 371508M
                          Pittsburgh, PA 15251

                                       and

                    (b)   Fifty percent (50%) to Reserve at
                          Dept L1088P
                          Pittsburgh, PA 15264-1088

            Copies of all payments, reports and accountings made to either Sublessor shall be contemporaneously furnished to Supervisor of Leased Mineral Resources, Consol Inc., 1800 Washington Road, Pittsburgh, Pennsylvania 15241.

            7. RECLAMATION OF PREMISES. Sublessee shall reclaim the Sublease Premises in such a manner as shall satisfy the laws of the State of West Virginia, as well as the laws of the United States of America, in force at the time of termination of the mining; and,

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Sublessor also shall comply with any specific reclamation requirements of the
Lease and this Sublease.

            8. PAYMENT OF TAXES.Upon commencement of the Initial Term, and thereafter for the duration of the Sublease, Sublessee shall pay all real estate taxes on the Sublease Premises, and all taxes on its equipment and facilities on the Sublease Premises, as well as all other taxes, assessments, impositions or charges incurred by Sublessee as a result of its mining operations hereunder. Sublessee shall reimburse to Sublessor, within ten (10) days of receipt of an invoice for same, all real estate taxes paid by Sublessor on the Sublease Premises for periods which include any portion of the term of this Sublease.

            9. SURVEY AND MAPPING. Sublessee shall have a survey of the mine workings made by or under the supervision of a registered professional mining engineer promptly as the work progresses; and Sublessee shall keep an accurate and complete map of the Sublease Premises and mine workings, which map shall be on a scale of 1 inch = 100 feet and shall conform in all respects with the requirements of the mining laws of the State of West Virginia. Such map shall show all property lines. Such map, certified to accuracy by a registered professional engineer or licensed surveyor, shall at all times be accessible to Sublessor, its agents or representatives, for inspection; and a true, complete and correct copy of the same, clearly showing the mining progress during the preceding three-month period, shall be furnished in duplicate each three months to Sublessor without demand. Such map shall also include such additional information which Sublessor may require.

            10. PRESERVATION OF RECORDS. Sublessee shall keep and preserve, for a period of two (2) years from and after the mining, books and accounts of the mining, selling and shipping of coal mined hereunder, and said books shall be open at all reasonable times for

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the inspection of the authorized agent of the Sublessor for the purpose of comparing and verifying the reports rendered by Sublessee.

            11. LESSEE INDEPENDENT; EMPLOYEES OF SUBLESSEE. Sublessee shall mine coal under this Sublease according to its own means and methods. It is understood and agreed that Sublessee is an independent lessee and that all persons working for Sublessee in connection with its mining operations shall be its employees subject only to its orders and supervision and shall be paid directly by Sublessee. Sublessee shall be responsible in all respects for the hiring, employment and working conditions of all individuals engaged to carry on the operations herein contemplated. Neither Sublessor nor any of its agents, servants or employees shall have the right to direct, supervise or control the manner or methods in which the work is to be performed, or the manner or method in which the assets or resources of Sublessee are dedicated, used or spent; provided, however, that Sublessor reserves the right unto itself and its agent or representative to inspect, at its and their risk, at all reasonable times the mining operations of Sublessee on the Sublease Premises for the purpose of determining whether it is being done in conformity with this Sublease and the mine plan provided to the Sublessor, to sample the coal, to check the weights, measures, accounts and methods of Sublessee in order to verify the accuracy of the payments made by Sublessee hereunder. Sublessee agrees to pay persons employed by it in accordance with the requirements of the Fair Labor Standards Act of 1938, as amended, and to keep all such records as are required by said Act. Sublessee shall pay all social security and unemployment insurance taxes, black lung benefits and other compensatory assessments in respect of its work force, and shall comply with all State and Federal laws and regulations, and any other applicable laws and regulations pertaining to employment in the coal mining industry (including without limitation the obligations owed to

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Sublessee's employees under Title IV of the Federal Coal Mine Health and Safety
Act of 1969, as amended.)

            12. INDEMNIFICATION OF SUBLESSOR; INSURANCE.

                  (A) Sublessee agrees to and shall hold Sublessor harmless from, and shall defend and indemnify Sublessor against, any and all claims, damages, actions, liabilities, loss, cost or expense arising out of or in connection with Sublessee's operations under this Sublease, including the performance of Sublessee's covenants and obligations hereunder. This indemnity shall include, but not be limited to, indemnity against liability by reason of any injuries (including death) sustained by servants, agents or employees of Sublessee or of Sublessor or by other persons or for damage done to property (including loss of the use thereof) of Sublessee or of Sublessor or of other persons in the performance of this Sublease or in connection with anything incidental thereto, caused by the negligence of Sublessee or of the servants, agents or employees of Sublessee or by the negligence of other persons under the control of Sublessee, and whether said loss, damage or injury was sustained by Sublessee or by Sublessor or by the servants, agents or employees of Sublessee or of Sublessor or by both Sublessee and Sublessor or by other persons; and in the event that any suits, actions or proceedings shall be brought in any court against Sublessor to enforce any liability, or alleged liability arising hereunder, Sublessee shall defend said suits, actions and proceedings, and, if any judgments shall be rendered therein against Sublessor, Sublessee shall satisfy and discharge the same and all the costs and expenses thereof, including reasonable attorneys' fees, to the full and complete exoneration of Sublessor. Sublessee shall not be responsible for any damages resulting from the negligence of Sublessor, its servants, agents or employees.

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                  (B) Sublessee shall carry comprehensive General Liability
Insurance in bodily injury limits of not less than Two Million Dollars each person and Three Million Dollars each occurrence, and Property Damage Liability in limits of not less than Two Million Dollars per occurrence. This insurance shall include Comprehensive Automobile Liability Insurance, including both owned and non-owned automobiles and trucks, premises and operations, including completed operations and contractual liability coverage. Sublessee shall furnish to Sublessor, before the operations or work herein contemplated is commenced, certificates showing such insurance coverage, and evidence that such coverage will not be cancelled without notice to Sublessor.

                  (C) Sublessee shall carry workmen's compensation insurance or participate in a qualified self-insurance program approved by the appropriate governmental authorities in, and occupational disease insurance and shall pay all unemployment, social security, Black Lung, and reclamation taxes and all other charges and taxes which may be levied or assessed because of its operations hereunder.

            13. RIGHTS OF THIRD PARTIES. Sublessee shall so conduct its operations hereunder as not to violate any applicable rights of subjacent or adjacent support and if there shall arise any question of damage to any such person as a result of mining operations of Sublessee hereunder, Sublessee shall and does assume all responsibility therefor, between the parties hereto, without claim upon Sublessor except to its assistance in the property defense of its title to the Sublease Premises.

            14. DEFAULT AND TERMINATION. The Sublessee shall be held in default under this Sublease when:

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                  i)    Sublessee shall fail to make payments of the royalties,
                        taxes, or any other monies herein provided to be paid by Sublessee when they are due and payable.

                  ii) Sublessee shall fail to keep, observe or perform any of the covenants, agreements or conditions in this Sublease contained by or on the part of said Sublessee to be kept, observed or performed;

                  iii) Sublessee shall make an assignment for the benefit of creditors;

                  iv) Sublessee shall be adjudicated a bankrupt or file an application seeking bankruptcy; and/or

                  v) Sublessee shall suffer or permit a receivership of Sublessee's property;

            Upon the occurrence of one or more events of default, Sublessor may, at its option, forthwith declare this Sublease forfeited and thereupon the same shall be forfeited and all rights hereunder of Sublessee shall immediately cease and determine; provided, however, that said option may only be exercised under
(i) and/or (ii) above if any such event(s) of default shall continue for a period of ten (10) days after written notice from Sublessor requiring the curing or remedying of such default. All of the rights and remedies of Sublessor shall be cumulative, and shall not be deemed to exclude Sublessor from any other legal or equitable remedy or remedies which it may have. Failure on the part of Sublessor to enforce any of the rights herein reserved by it on default for a period shall not operate as an estoppel or as a waiver against Sublessor or prevent it at any subsequent time from electing to exercise all or any of such rights for any subsequent default. Notwithstanding any provision in this Sublease to the contrary, Sublessee shall be and at all times shall remain liable for mine closing and reclamation costs, including the cost of any perpetual or temporary treatment of water discharges; and Sublessee shall hold Sublessor harmless therefrom.

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            15. SUBLESSOR'S OBLIGATION TO MAINTAIN LEASE. Sublessor shall, subject to faithful performance by Sublessee of its obligations hereunder, keep and maintain the Lease in full force and effect insofar as, but only insofar as, the Sublease Premises are concerned. Sublessor will not intentionally take or fail to take any action which would constitute a default or surrender, or give rise to a termination, of the Lease insofar as the Sublease Premises are concerned. In the event Sublessor takes or fails to take any action required to maintain the Lease in effect with respect to the Sublease Premises, which action or inaction does not relate to an obligation of Sublessee hereunder, and the Lessor declares the Lease is in default as a result of such action or inaction on the part of Sublessor, then Sublessee may, at its option, if the default continues longer than an applicable cure period in the Lease, cure such default and deduct the expense of doing so from the Earned Royalty payments thereafter due to Sublessor.

            16. BANKRUPTCY AND OTHER ACTION. If Sublessee becomes a debtor in a bankruptcy or insolvency proceeding, or its business or assets are taken over by an assignee for the benefit of the creditors or by a receiver or otherwise, then Sublessor may at its option and without notice terminate this Sublease. Neither this Sublease, the leasehold estate hereby created, nor the right of Sublessee hereunder shall be subject to sale or disposition or possession thereof, in whole or in part, by or under any judgment or decree of any court or by or through any judicial process of law, equity or bankruptcy, except for the purpose of enforcing, at the instance of Sublessor, its rights hereunder, in one or more transactions during the term of this Sublease. This Sublease provides Sublessor with the benefit of Sublessee's "personal services," a Sublessee whom Sublessor considers to be uniquely competent and qualified to perform the services required under this Sublease. Those services are essential to the achievement of the

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maximum recovery of coal and of the highest gross sales price for such extracted coal, both of which are necessary elements in allowing Sublessor the greatest benefit of its bargain. Accordingly, in the event of Sublessee's bankruptcy, the assignment of Sublessee's interest under this Sublease to another person or entity which did not possess Sublessee's competence, qualification, skill, credit, character and substance, would be extremely injurious to Sublessor. Sublessor and Sublessee have therefore agreed that, except as may be otherwise provided herein, this Sublease is not to be assigned, transferred or subleased. If, notwithstanding such agreement, a bankruptcy court were to determine that this Sublease is assignable, Sublessor and Sublessee acknowledge and agree that there are certain elements which are essential to a determination of whether the prospective assignee has provided adequate assurance of future performance.
These elements include the prospective assignee's ability to make the investment necessary to mine the subleased coal, its record and reputation in the coal mining industry, its Applicant Violator System history (including cure of violations), its demonstrated competence to mine, and its experience in Appalachian mining of coal of a magnitude, and under mining conditions, similar to the mining operations conducted on the Sublease Premises. Sublessor and Sublessee acknowledge and agree that the failure to consider such factors which are clearly appropriate in the coal mining lease context, and the injudicious application of an adequate assurance test, would result in substantial injury to the Sublessor.

            17. NOTICES. All deliveries, notices, demands, instructions, communications and requests which may or are required to be given by either party to the other party shall be in writing (except in the case of emergency, in which case appropriate verbal communications shall be followed by confirming written communications) and shall be deemed

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to have been properly given if sent by registered or certified United States mail, postage prepaid, addressed as follows:

                  (a)   If to Sublessor:

                        (i)   To Dupech, Inc.
                              1800 Washington Road
                              Pittsburgh, PA 15241
                              ATTN: Supervisor Leased Mineral Resources

                                       and

                       (ii)   Reserve Coal Properties Company
                              1800 Washington Road
                              Pittsburgh, PA 15241
                              ATTN: Supervisor Leased Mineral Resources

or such other address as Sublessor may, from time to time, designate by notice to Sublessee; and

                  (b)   If to Sublessee, to:

                        Patriot Mining Company
                        2708 Cranberry Square
                        Morgantown, WV 26505
                        ATTN: Land Manager

or such other address as Sublessee may, from time to time, designate by notice to Sublessor.

            18. LANDLORD'S LIEN AND OTHER SECURITY. Sublessee shall remain current with all its financial obligations in connection with improvements on the Sublease premises or equipment used therein.

            Sublessee grants to Sublessor a statutory landlord's lien to secure the payment of all royalties or other monies of every character occurring or becoming due at any time under the Sublease and the performance by Sublessee of all its obligations hereunder.

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            19. ASSIGNMENT. In recognition of the fact that Sublessor has relied upon the business reputation and mining skills possessed by Sublessee in entering into this Sublease, and in further recognition of the fact that Sublessee's business reputation and mining skills constitute a portion of the consideration for this Sublease, it is hereby agreed that Sublessee shall not assign or transfer this Sublease nor sublease the Sublease Premises (nor any rights therein, including, without limitation, the right to obtain future mining permits for the Sublease Premises), except as provided hereinbelow, nor create, suffer or permit any lien or encumbrance thereon, without the prior written consent of Sublessor to such assignment, transfer or Sublease. Sublessor shall be under no obligation to give such consent regardless of the reasonableness of any request. If such consent be granted: (i) it shall not be construed to be a waiver of the foregoing covenant as to any future assignment, transfer, sublease, lien or encumbrance and each successive assignment, transfer, sublease or instrument creating a lien or encumbrance shall so stipulate; and (ii) it shall be a condition to the effectiveness of any such assignment or sublease that Sublessee shall have first delivered to Sublessor a copy of such assignment or sublease, together with a written and legally binding covenant made by the assignee or sublessee, on behalf of itself and its heirs, personal representatives, successors and assigns, in favor of Sublessor and its successors and assigns, that such assignee or sublessee will faithfully keep and perform all of the terms, obligations and conditions of this Sublease and of the assignment or sublease. Unless the written consent of Sublessor thereto is first had and obtained, any assignment, transfer, sublease, lien or encumbrance, either voluntary, involuntary or by operation of law, of this Sublease or any rights therein, shall cause, at the option of Sublessor, an immediate forfeiture of this Sublease, and the rights and interests of Sublessee shall forthwith cease and terminate. Any transfer of a controlling interest (a "Controlling Interest") in

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

Sublessee, whether such transfer is voluntary, involuntary or by operation of law, unless such transfer is by reason of death, shall be deemed an assignment of this Sublease. The term "Controlling Interest" shall mean the ownership or control of 50% or more of the stock of Sublessee or the ownership or control of substantially all of the assets of Sublessee.

            Notwithstanding any provision of this section 19 to the contrary, Sublessee may assign this Sublease to a subsidiary or affiliated corporation or entity (a "Permitted Assignee") without obtaining the prior consent of Sublessor, provided that Sublessee shall give Sublessor prompt written notice of such assignment, and, provided further that no assignment to a Permitted Assignee will relieve Sublessee of its obligations to Sublessor hereunder.

            20. ACCEPTANCE OF PREMISES "AS-IS". Sublessee takes and accepts this Sublease with the knowledge and understanding that coal may have been mined and removed from the Sublease Premises, that Sublessor makes no guarantee or warranty with respect to the quantity or quality of the coal hereby subleased, and that the coal being subleased in its present condition and circumstances.

            21. MEMORANDUM OF SUBLEASE. A memorandum of this Sublease will be executed by the parties upon the execution of this agreement; and such memorandum may be placed of record upon the commencement of the Initial Term.

            22. GOVERNING LAW. This Sublease shall be governed by and construed under the laws and judicial decisions of the State of West Virginia.

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            IN WITNESS WHEREOF, the parties hereto have caused their corporate name to be signed to duplicate originals hereof, by their property officers, hereunto duly authorized, all as of the day and year first hereinabove written.

ATTEST:                                          DUPECH, INC.

/s/                                              By  /s/
-----------------------------------                  ---------------------
         SECRETARY                                      Its Vice President

ATTEST:                                          RESERVE COAL PROPERTIES COMPANY

/s/                                              By  /s/
-----------------------------------                  ---------------------
         SECRETARY                                      Its Vice President

ATTEST:                                          PATRIOT MINING COMPANY

/s/                                              By  /s/
-----------------------------------                  ---------------------
         SECRETARY                                      Its Treasurer

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                                    EXHIBIT A

                                    THE LEASE

- Agreement and Lease dated March 30, 1959, between Guy Corporation, et als., and Consolidation Coal Co.

-     Letter Agreement dated March 30, 1959 re: wheelage payments

-     Letter Agreement dated March 30, 1959 re: Section 6 properties

- Supplemental Agreement and Lease dated November 2, 1960 between Guy Corporation, et als., and Consolidation Coal Co. (Deed book 845, Page 135)

- Second Supplemental Agreement and Lease dated January 6, 1961 between Guy Corporation, et als., and Consolidation Coal Co. (Deed Book 871, Page 354)

- Consent to Assignment and Covenant of Assumption dated June 30, 1966 between Continental Oil Co. and Guy Corporation, et als.

- Supplemental Agreement and Lease dated September 15, 1966 between Guy Corporation, et als., and Consolidation Coal Co.

- Fourth Supplemental Agreement and Lease dated March 30, 1969 between Guy Corporation, et als., and Consolidation Coal Company

- Fifth Supplemental Agreement and Lease dated November 20, 1978 between Guy Corporation, et als., and Consolidation Coal Company

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